Exhibit 4.21

Syngenta AG Schwarzwaldallee 215 CH-4058 Basel

To:	Banc of America Securities Limited as Agent, and Syngenta AG as the Company

From:	Syngenta AG Schwarzwaldallee 215 4058 Basel Switzerland

Dated:	16th September, 2013

Syngenta AG – US$1,500,000,000 Facilities Agreement
dated 2nd November 2012 (the "Agreement")

1.
We refer to the Facilities Agreement. This is an Extension Request. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 3 (Extension of the Termination Date) of the Facilities Agreement.

3.	We wish to request through you that each Lender extend the original Termination Date for a period of one year.

4.	We confirm that the Repeating Representations are true and correct in all material respects as at the date hereof.

For and on behalf of

Syngenta AG

/s/ Nicolas Zuercher	/s/ Daniel Michaelis
Nicolas Zuercher	Daniel Michaelis
Group Treasurer	Senior Counsel

18th October 2013

SyngentaAG
Schwarzwaldallee 215
4058 Basel
Switzerland

Attn:	Nicolas Zuercher, Group Treasurer Daniel Michaelis, Senior Counsel

CC- The Lenders

Dear Sirs,

USD 1,500,000,000 Facilities Agreement dated 2nd November 2012 (the “Agreement”) .

Further to your First Extension request dated 16th September 2013 in accordance with clause 3 of the above mentioned agreement, we are pleased to confirm that all Lenders have agreed to the First Extension Request, and the Facility has now been extended for one year to 2nd November 2018.

Yours faithfully

/s/ Karen Hall

Karen Hall
Assistant Vice President
EMEA Agency Management
Direct dial +44 (0)20 7996 4509
Switchboard +44 (0)20 717 4 4000
Fax +44 (0)20 7174 6122
EMAIL karen.hall@baml.com

Bank of America Securities Limited
5 Canada Square, London E14 5AQ, United Kingdom

Wholly-owned subsidiary of Bank of America, N.A.

Registered Office: 2 King Edward Street, London EC1A 1HQ, United Kingdom
Company no. 1009248 England V.A. T. Registration no. GB 245 1224 93
Authorised and Regulated by the Financial Services Authority